                                    Exhibit I

                  The shares of LONDON INTERNATIONAL GROUP PLC which are the Subject of this Schedule 13G were acquired by various investment funds for which subsidiaries of B.A.T. act as manager and investment adviser and exercise investment discretion. The identity of such subsidiaries is as follows:

                  Allied Dunbar Assurance plc          Threadneedle Pension Fund
                  Allied Dunbar Centre                  Managers Limited
                  Swindon SN1 1EL                      60 St. Mary Axe
                  England                              London EC3A 8JQ
                                                       England

                  Eagle Star Life Assurance            Threadneedle Investment
                   Co. Ltd.                             Service Limited
                  60 St. Mary Axe                      60 St. Mary Axe
                  London EC3A 8JQ                      London EC3A 8JQ
                  England                              England

                  Allied Dunbar International
                   Fund Managers Limited
                  Allied Dunbar International Centre
                  Lord Street
                  Douglas
                  Isle of Man

                  Eagle Star Unit Managers Limited
                  60 St. Mary Axe
                  London EC3A 8JQ
                  England

                  Eagle Star Insurance Co. Ltd.
                  60 St. Mary Axe
                  London EC3A 8JQ
                  England

                  Threadneedle Global Assets Fund
                  6 Avenue Emile Reuter
                  L-2420
                  Luxembourg

                  Each of the foregoing subsidiaries is an insurance company for purposes of Item 3 of this Statement.

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